EXHIBIT 99.1

                            INDUSTRIAL HOLDINGS, INC.

                          EXTENSION OF EXPIRATION DATE
                         FOR CLASS C REDEEMABLE WARRANTS
                               TO JANUARY 14, 2000

                                February 9, 1998

Dear Class C Warrantholder:

         On January 19, 1998, Industrial Holdings, Inc. (the "Company") completed its incentive offer (the "Offer") to the holders of its outstanding Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") whereby a Class B Warrantholder who paid $10.00 per Class B Warrant received one share of Common Stock, one Class C Redeemable Common Stock Purchase Warrant ("Class C Warrant") and one Class D Redeemable Common Stock Purchase Warrant ("Class D Warrant"). Additionally, upon the completion of the Offer, the expiration date of the currently outstanding Class C Warrants was extended to January 14, 2000.

         Questions regarding the extension of the expiration date of the Class C Warrants should be directed to Christine A. Smith, Vice-President of the Company, at (713) 747-1025.

                                                   Sincerely,

                                                   Robert E. Cone
                                                   President